UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2014

LPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.
San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 678-0800

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

Clinical Trial Update:  On December 2, 2014, Lpath, Inc. (the “Company”) issued a press release announcing that it completed enrollment of its multicenter, Phase 2 clinical study evaluating iSONEP™ in patients with wet age-related macular degeneration (wet AMD), which is also referred to as the “Nexus” study.  The Company also announced that it expects top line results for the Nexus study will be available in the second quarter of 2015.  The Company completed enrollment in the Nexus study with 158 patients, a sample size deemed sufficient to adequately power the study and meet its statistical objectives.  In addition, the Company announced that it has completed investigational new drug (IND) enabling studies for Lpathomab (an antibody targeting lysophosphatidic acid, or LPA).  The Company plans to file an IND application with the United States Food and Drug Administration for Lpathomab for the treatment of neuropathic pain in January 2015 and to initiate a Phase 1 safety study of Lpathomab in the first quarter of 2015.

Investor Update Conference Call:  The Company also announced that it will host a webcast and conference call on Wednesday, December 3, 2014 beginning at 8:30 a.m. Eastern Standard Time to update investors on the progress of the Nexus study as well as the Company’s other clinical and preclinical programs. To listen to the live webcast, please visit the “Investor Calendar of Events” section of the Company’s corporate website at www.Lpath.com.  A webcast replay will be available shortly after the call at the same web address. To participate by telephone, please dial (877) 870-4263 (domestic) or (412) 317-0790 (international) or (855) 669-9657 (Canada) and ask to join the Lpath conference call. A telephone replay will be available afterward by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) or (855) 669-9658 (Canada).

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: December 2, 2014	By:	/s/ Michael Lack
		Name:	Michael Lack
		Title:	Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 2, 2014.